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                             MATRIDIGM CORPORATION

                       COMMON STOCK PURCHASE AGREEMENT


INTRODUCTION


     This Common Stock Purchase Agreement (this "Agreement") is made by and between MatriDigm Corporation, a California corporation ("MatriDigm" or the "Company"), and BRC Holdings, Inc., a Delaware corporation ("Purchaser"). It is effective as to the parties on the date executed by Purchaser as indicated under Authorized Signatures below ("Effective Date").

RECITALS

     In connection with engagement by the Company of Purchaser to perform consulting services for the Company pursuant to a Consulting Agreement between the Company and Purchaser dated effective October 1, 1996 (the "Consulting Agreement"), Purchaser desires to purchase 2,000,000 shares of the Company's Common Stock (the "Shares"), on the terms and conditions set forth in this Agreement.

AGREEMENT

     Based upon the facts and premises set forth above and the representations, warranties, and covenants set forth below, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF THE SHARES.

          Purchaser hereby agrees to purchase 2,000,000 Shares at the purchase price of $0.75 per Share, by check payable to "MatriDigm Corporation" in the amount of the purchase price (the "Check") delivered by Purchaser with this Agreement. The Company shall promptly complete and execute certificates representing the Shares, registered in the name of "BRC Holdings, Inc."

     2.   REPRESENTATIONS, WARRANTIES, AND COVENANTS.

          (a) BY PURCHASER TO THE COMPANY. Purchaser hereby represents, warrants, and covenants to the Company as of the Effective Date that:

               (i) Purchaser has total assets in excess of $5,000,000. Purchaser is a sophisticated investor in start-up stage companies in the Company's industry and has received all necessary information on the basis of which Purchaser can make an informed decision to make the investment hereunder prior to the execution of this Agreement. The Chairman and Chief Executive Officer of Purchaser is the Chairman of the Board of Directors of the Company. As a result, Purchaser is fully informed as to the business affairs and prospects of the Company.



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               (ii)   Purchaser understands that, in reliance upon applicable
exemptions, the Company has not registered or qualified the Shares under the Federal Securities Act of 1933 (the "1933 Act") or the California Corporate Securities Law of 1968 (the "California Law") or the securities laws of any other state. Purchaser understands that in order to fulfill the requirements of these exemptions, the Company has satisfied certain investment suitability requirements set by the Company, as indicated by Purchaser's representations made herein.

               (iii) Purchaser is acquiring the Shares for Purchaser's own account, for investment only, and not with a view to or for sale in connection with any distribution thereof or as a stand-in, proxy or nominee for anyone else.

               (iv) Purchaser recognizes that the Company has a limited history of operations and earnings, and that there is a high risk of loss of Purchaser's entire investment. Purchaser would have adequate means of providing for Purchaser's anticipated needs and contingencies if Purchaser's entire investment were lost. Purchaser recognizes that there is presently no public market for the Shares, and that it is unlikely that any market will exist in the future. Purchaser has no need for liquidity for Purchaser's investment in the Shares. Purchaser is domiciled in the State of Texas.

               (v) Purchaser has made such independent investigations as Purchaser has deemed necessary for the purpose of making the decision to invest in the Shares. Purchaser has had the opportunity to ask questions of and receive answers from authorized officers of the Company concerning the operations, affairs, and financial condition of the Company. Purchaser is relying solely upon such review, investigations, and answers in making its decision to invest in the Company, and has thereby acquired all of the information Purchaser considers needed to make an informed decision to so invest.
               (vi) Purchaser is aware that Purchaser's rights to transfer the Shares and Underlying Shares are restricted by the 1933 Act, the California Law, the repurchase option referred to in Section 4 of this Agreement, the market stand-off and right of first refusal referred to in Sections 8(b) and 9 of this Agreement, and the absence of a market for the Shares. Purchaser understands that the Shares are considered to be restricted securities by the Securities and Exchange Commission under the 1933 Act and by the California Corporations Department under the California Law, and may be so considered under the laws of the state of Purchaser's domicile, and therefore may not be sold without registration under the 1933 Act and qualification under the California Law and/or registration or qualification under the law of the state of Purchaser's domicile, or an opinion of counsel satisfactory to the Company that the sale or transfer is exempt from such registration and qualification.

               (vii) Purchaser has read the legends set forth below and understands and agrees that the certificates representing the Shares will bear restrictive legends in the forms set forth below in addition to any other legends required by applicable law until such legends are no longer applicable; and that the Company has made a notation in its records concerning the restrictions indicated therein, and will not allow any transfer or sale in violation thereof.

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED


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     ("ACT") IN RELIANCE IN PART ON THE EXEMPTION PROVIDED BY RULE 506, OR
     QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED (THE "CALIFORNIA LAW"), OR QUALIFIED OR REGISTERED UNDER THE SECURITIES LAW OF ANY OTHER STATE (THE "LAWS"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND CONSTITUTE RESTRICTED SECURITIES FOR PURPOSES OF RULE 144. NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD, OR OFFERED FOR SALE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION AND/OR REGISTRATION UNDER THE CALIFORNIA LAW AND ANY OTHER APPLICABLE LAWS, OR (2) OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND/OR QUALIFICATION IS NOT REQUIRED AS TO SAID TRANSFER, SALE, OR OFFER AS A RESULT OF RULE 144 OR OTHERWISE.

     "A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON EACH CLASS OR SERIES AND THE NUMBER OF SHARES IN AND DESIGNATION OF EACH CLASS OR SERIES OF SHARES WILL BE FURNISHED TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE FROM THE OFFICE OF THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION, WHICH AT THE DATE OF ISSUANCE OF THIS CERTIFICATE WAS LOCATED AT 47207 BAYSIDE PARKWAY, FREMONT, CALIFORNIA 94538.

     "THE HOLDER OF RECORD OF THESE SHARES, AND SUCH HOLDER'S AGENTS AND ATTORNEYS, MAY BE REQUIRED TO EXECUTE NON-DISCLOSURE STATEMENTS PRIOR TO BEING PERMITTED TO INSPECT CERTAIN RECORDS OF THE CORPORATION AS DESCRIBED BY ARTICLE 8 OF THE CORPORATION'S BY-LAWS.

     "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A COMMON STOCK PURCHASE AGREEMENT BY AND BETWEEN THE REGISTERED HOLDER (OR ITS PREDECESSOR IN INTEREST) AND THE CORPORATION (THE "AGREEMENT"), INCLUDING A REPURCHASE OPTION, A MARKET STAND-OFF AGREEMENT AND A RIGHT OF FIRST REFUSAL. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

               (viii) Purchaser has reviewed the federal, state and local tax aspects and consequences of this investment to Purchaser's satisfaction with Purchaser's own tax advisors, and is not relying upon any statements, representations or advice of the Company or any of its agents as to such matters.

          (b) BY THE COMPANY TO PURCHASER. The Company hereby represents and warrants to Purchaser, as of the date of the Company's acceptance hereof, that:


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               (i)    The Company is a corporation duly incorporated, validly
existing, and in good legal standing under the laws of the State of California, and has the corporate power and authority to enter into this Agreement and to issue and deliver the Shares and to carry out the transactions herein contemplated.

               (ii) The execution, delivery and performance by the Company of this Agreement and all related transactions have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditor's rights, or by the application of customary principles of equity when equitable remedies are sought.

               (iii)  The capitalization of the Company is as follows:

                      (A) AUTHORIZED AND DESIGNATED STOCK. The Company's authorized capital stock consists of 100,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock. Of the Preferred Stock, 9,600,000 are designated Series A Preferred Stock; 2,000,000 shares are designated Series B Preferred Stock; 1,500,000 are designated Series C Preferred Stock; and 16,900,000 shares remain as yet undesignated by the Board of Directors. The Board of Directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issuance of share in the series. The Company is currently contemplating the amendment and restatement of the Articles of Incorporation to designate 6,666,666 shares of Series D Preferred Stock and to make certain other changes in the rights of the various classes and series of shares, in a form which has been provided to and reviewed by the Purchaser.

                     (B) OUTSTANDING AND RESERVED STOCK. As of the date of this Agreement, there are outstanding 16,000,000 shares of Common Stock; 9,600,000 shares of Series A Preferred Stock; and 2,000,000 shares of Series B Preferred Stock. 6,400,000 shares of Common Stock are reserved for issuance upon exercise of options granted or available for grant pursuant to the Company's 1996 Stock Option Plan (the "Stock Option Plan"), and 1,500,000 Shares of Series C Preferred Stock are reserved for issuance upon exercise of an outstanding warrant to purchase Series C Preferred Stock.

          (c) SURVIVAL. All representations and warranties made by the Company and Purchaser hereunder shall survive the execution of this Agreement, and any investigation at any time made by or on behalf of either party shall not diminish the party's right to rely upon the other's representations and warranties.

     3.   CONFIDENTIALITY OF CORPORATE RECORDS.

     Purchaser agrees to abide by the provisions of Article 8 of the Bylaws of the Company pertaining to confidentiality of corporate records of the Company to which Purchaser



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may obtain access as a shareholder of the Company.  The Secretary of the
Company will provide Purchaser a copy of the Company's Bylaws upon request.

     4.   REPURCHASE OPTION.

          (a) INITIATION OF OPTION. The purchase hereunder is made in connection with the consulting engagement between Purchaser and the Company pursuant to the Consulting Agreement, which provides, among other things, for the services of Purchaser's Chairman and Chief Executive Officer, P. E. Esping ("Esping"), to the Company as the Company's Chairman of the Board of Directors ("Chairman"). If, prior to three (3) years after July 1, 1996, the date upon which Esping began to act as the Company's Chairman (the "Start Date"), the consulting engagement is terminated for any reason set forth in clauses (i) through (vi) of Section 2(A) of the Consulting Agreement, then, effective upon such termination, the Company and its designees shall have the right and option ("Repurchase Option") to repurchase, pursuant to the terms and conditions set forth below, the "Percentage" (as defined in subsection 4(b) below) of the Shares (as adjusted for any stock split, reverse stock split, stock dividend, or any other recapitalization subsequent to the date hereof) at a price per share equal to the purchase price hereunder of $0.75 per Share (as correspondingly adjusted).

               Notwithstanding the foregoing, the Repurchase Option shall terminate in the event the Company terminates the aforesaid consulting engagement for any reason other than one set forth in clauses (i) through
(vi) of Section 2(A) of the Consulting Agreement. Moreover, the Repurchase Option shall not be effective if the termination of the consulting engagement shall be occasioned by the resignation of Esping or Purchaser resulting from breach of the Consulting Agreement by the Company. Any dispute regarding whether such resignation is the result of breach of the Consulting Agreement by the Company shall be resolved by arbitration as provided in Section 8 of the Consulting Agreement; provided that pending such resolution by arbitration, the Percentage of the Shares that otherwise would have been subject to the Repurchase Option upon such termination shall remain in Escrow under Section 5 hereof, and shall remain subject to the Repurchase Option should the Company prevail in showing that the resignation did not result from breach of the Consulting Agreement by the Company.

          (b) THE PERCENTAGE. The Percentage shall be sixty percent (60%), less one and two thirds percent (1 2/3%) for each month elapsed from the Start Date to the date that the termination of the consulting engagement becomes effective (the "Termination Date"), until the Percentage is zero (0) on the third anniversary of the Start Date.

          (c) EXERCISE OF OPTION BY THE COMPANY. The Repurchase Option shall be exercised by the Company and/or its designee(s) within sixty (60) days after the Termination Date by the Company giving written notice ("Triggering Notice") to the Shareholder (as defined in Section 5 below) and to the Escrow Holder
(as defined in Section 5 below) stating the number of shares as to which the Repurchase Option is exercised.

               Within thirty (30) days after the effective date of the Triggering Notice, the Company and/or its designee(s) shall deliver to the Escrow Holder full payment of the repurchase price for the account of the Shareholder, and the Escrow Holder, subject to the provisions of

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Section 5 below, shall deliver to the Company and/or its designees, as appropriate, the certificate(s) representing the Shares repurchased.

          (d) FAILURE BY COMPANY TO FULLY EXERCISE THE REPURCHASE OPTION. Any shares as to which the Company and/or its designee(s) have failed to exercise the Repurchase Option as provided above shall, subject to the provisions of
Section 5 below, be delivered to the Shareholder free of escrow but subject, however, to all other restrictions against transfer of the Shares as set forth in this Agreement, including, without limitation, those contained in the Market Stand Off and Right of First Refusal as set forth in Sections 8(b) and 9 below.

          (e) MERGERS, ETC. In the event of any merger of the Company (except with a subsidiary) or any acquisition of eighty percent (80%) or more of its gross assets or stock, or any reorganization or liquidation of the Company, the Board of Directors of the Company shall have power to make arrangements which shall be binding on the Shareholder for the continuation of the Repurchase Option with respect to the stock, funds, or other property exchanged for the Shares or for the termination of the Repurchase Option upon such event.

          (f) TRANSFER AUTHORIZATION. The Purchaser for itself and for any Permitted Transferee hereby irrevocably authorizes and directs the Secretary or transfer agent of the Company or the Escrow Holder to transfer the Shares as prescribed above in this Section 4 (and in Sections 5 and 9 below) and hereby irrevocably appoints and constitutes same as attorney-in-fact and agent to execute any and all documents necessary or appropriate to effectuate such transfers. The Company agrees to issue or cause its transfer or other agent to issue any share certificates required in connection with the Repurchase Option or Right of First Refusal as set forth in Section 9 below.

     5.   ESCROW.

          (a) ESCROW HOLDER. The stock certificate(s) representing the Shares subject to the Repurchase Option (the "Certificate(s)") shall be deposited with an escrow holder designated by the Company (the "Escrow Holder"), together with a stock power attached hereto as EXHIBIT A executed in blank as security for the Repurchase Option. The Shares may not be sold, pledged, or otherwise transferred as long as they remain subject to the Repurchase Option except as provided in Section 4 above, and any transfer or purported transfer in violation thereof shall be null and void, except that Purchaser may transfer the Shares to any purchaser of all or substantially all of the assets of Purchaser or any Company controlled by or under common control with Purchaser ("Permitted Transferee"), provided the Permitted Transferee(s) agree in writing to be bound by the Repurchase Option and all other restrictions against transfer of the Common Shares as set forth in this Agreement, including, without limitation, those contained in the Right of First Refusal (as defined in Section 9 below). The Purchaser and any Permitted Transferees, as applicable, are referred to collectively as the "Shareholder."

          (b) TERMINATION OF ESCROW. The Company, by written resolution adopted by its Board of Directors, may terminate the escrow and direct the Escrow Holder to deliver the Certificate(s) to the Shareholder, provided, however, that the Escrow Holder shall not be required to deliver such Certificate(s) unless, at its discretion, it has received satisfactory releases, indemnify, and security against claims. Shares so delivered free of escrow shall nevertheless


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remain subject to the Repurchase Option and all other restrictions against transfer of the Shares as set forth in this Agreement, including, without limitation, those contained in the Right of First Refusal.

          (c) LAPSE OF REPURCHASE OPTION. Upon the exercise by the Company of the Repurchase Option, or upon the failure of the Company to exercise the Repurchase Option, the Escrow Holder shall deliver the Certificate(s) for the applicable Shares free of escrow to the Company (and/or its designees) and/or to the Shareholder, as appropriate. Otherwise, the Escrow Holder shall deliver the Certificate(s) to the Shareholder free of escrow after termination of the Repurchase Option. Also, upon written request by the Shareholder, the Escrow Holder shall deliver Certificate(s) representing those Shares no longer repurchasable pursuant to the Repurchase Option free of escrow to Shareholder. Any of the Shares so delivered free of escrow shall remain subject to all other restrictions against transfer of the Shares as set forth in this Agreement, including, without limitation, those contained in the Right of First Refusal.

          (d) SUCCESSION OF ESCROW HOLDER. The Escrow Holder may resign at any time, provided that (i) its duties are undertaken by a successor escrow holder, or (ii) the Certificate(s) are deposited with any court of competent jurisdiction. Any bank doing business in California under due legal authority is deemed to be a suitable successor. There shall be applied such additional terms of escrow as any such successor Escrow Holder may at its discretion require as a condition to its assuming the duties of Escrow Holder. The original Escrow Holder is authorized to execute as agent for each party an escrow agreement or instructions containing such additional terms.

          (e) INDEMNITY OF ESCROW HOLDER. The Escrow Holder shall in no event be liable for damages to any party resulting from the exercise of its duties hereunder, or for any other reason, except gross negligence or willful misconduct. The Company shall pay all fees and expenses of the Escrow Holder and shall hold the Escrow Holder harmless against all claims arising out of its performance hereunder.

          (f) VOTING RIGHTS. The Shareholder shall have full voting rights and shall be entitled to dividends, if any, with respect to the escrowed shares.

     6.  TAX ELECTIONS.

     Each of Purchaser and Esping has completed a tax election in the form attached as EXHIBIT B and hereby authorizes and directs the Company to file it with the Internal Revenue Service ("IRS"), as a protective election only, within thirty (30) days after the Effective Date. Purchaser understands that the purpose of these elections is to choose to be taxed on the excess of the fair market value per Share of the Shares and their per Share purchase price of $0.75 as of the Effective Date rather than as of the dates that the Repurchase Option at $0.75 per Share lapses, even though the Shares are subject to substantial risk of forfeiture until such lapse. Purchaser understands that the Company's Board of Directors has determined that the present fair market value per Share is $0.80, resulting in ordinary income which must be recognized upon the filing of the aforementioned elections, which tax Purchaser and/or Esping otherwise would not incur until the Repurchase Option lapsed as to the Shares. In addition, although the Company's Board of Directors has determined that the present fair market value per Share is $0.80, the IRS


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nevertheless could contend that the present fair market value per Share exceeds $0.80. Purchaser further understands that if the IRS were to take that position and prevail, then Purchaser and/or Esping, by filing the tax elections, would incur taxes as of the Effective Date for additional ordinary income on the excess of the IRS fair market value determination over $0.80 on each Share, which tax Purchaser and/or Esping otherwise would not incur until the Repurchase Option lapsed as to the Shares. The Company represents that its Board of Directors has determined that the fair market value of each Share is $0.80 but gives no warranty or guarantee that the fair market value of each Share is indeed $0.80. Purchaser and Esping agree not to sue or otherwise seek redress from the Company's Board of Directors or the Company for any tax liability either of them incurs due to their reliance on such fair market value determination.

     7.   CONSULTING ENGAGEMENT.

          Except as specifically agreed in the Consulting Agreement between the Company and Purchaser, nothing in this Agreement or in the transactions taken pursuant hereto shall be construed to constitute or evidence any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to retain Purchaser or employ Esping for any specific period of time. Purchaser hereby agrees that as of the date of this Agreement the Company has accrued no liability to it for any compensation other than for unpaid reimbursement of expenses incurred.

     8.   REGISTRATION RIGHTS.

          (a)  PIGGYBACK REGISTRATION RIGHTS.

               (i) NOTICE OF REGISTRATION. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the federal Securities Act of 1993 ("Act") in connection with the public offering of such securities solely for cash (other than (A) a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, (B) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, or (C) a registration relating solely to Securities and Exchange Commission Rule 145), the Company shall, each such time,

                     (1) promptly give Purchaser written notice of registration; and

                     (2) include in the registration and in any underwriting involved therein any of the Shares specified in a written request or requests of Purchaser made within thirty (30) days after the written notice was given by the Company to Purchaser.

               (ii) UNDERWRITING REQUIREMENTS. If the registration of which the Company gives notice pursuant to Section 8(a)(i) above is for a registered public offering involving an underwriting, the Company shall so advise Purchaser as part of the written notice. In connection with any offering involving an underwriting of shares initiated by the Company or by other shareholders of the Company having registration rights, the Company shall not be required under
Section 8(a)(i) to include any of Purchaser's Shares in the underwriting unless Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters


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selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company or the Company's shareholders demanding such registration, subject to apportionment among selling shareholders as provided in the final sentence of this Section 8(a)(ii). If the total amount of securities that all shareholders of the Company request to be included in such offering (when combined with the securities being offered by the Company or its shareholders demanding such registration) exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of securities pursuant to piggyback registration rights which the underwriters believe will not jeopardize the success of the offering. The securities so included pursuant to piggyback registration rights shall be apportioned among the selling shareholders, including Purchaser, according to the total number of securities which each selling shareholder shall have elected to include in the registration or in such other proportions as shall mutually be agreed to by the selling shareholders.

          (b) "MARKET STAND-OFF" AGREEMENT. Purchaser shall not, to the extent requested by the Company, sell or otherwise transfer or dispose of any Shares during the period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act; PROVIDED, HOWEVER, that this covenant shall apply only to the Company's initial registration statement (the "First Registration Statement") and registration statements filed within three (3) years after the effective date of the First Registration Statement, and provided that all officers and directors of the Company and other holders of registration rights enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of the one hundred eighty
(180) day period.

          (c) TRANSFER. The rights granted under Section 8(a)(i) may be transferred to a transferee of not less than 100,000 Shares who agrees to be bound by the restrictions in Section 8(b) or to a third party approved by the Company in its sole discretion who likewise agrees.

     9.   RIGHT OF FIRST REFUSAL.

          (a)  INITIATION OF RIGHT OF FIRST REFUSAL.

               (i) Until the consummation of a firm commitment or best efforts underwritten public offering of the Company's equity registered with the Securities and Exchange Commission with gross proceeds to the Company of five million dollars ($5,000,000) or more, Purchaser and Purchaser's successors and assigns (each a "Shareholder"), shall not sell, pledge, assign or otherwise transfer any of the Shareholder's interest in any of the Shares to any person without first offering to the Company or its designees the right and option to purchase said shares as provided hereinafter in this
Section 9 (the "Right of First Refusal").

               (ii) Notwithstanding Section 9(a)(i), but subject to Sections 4 and 8(b) above, Purchaser may sell or transfer any interest in any of the Shares to any Permitted Transferee without first offering said shares to the Company or its designees, provided any of the transferee agrees in writing to be bound by the restrictions set forth in this Section 9 and those of Sections 4 and 8(b) above.


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               (iii)  In the event of a pledge, hypothecation of, or the
granting of an option or other right to purchase the Shares, then the Right of First Refusal shall come into existence at the time of any sale or transfer of ownership of the shares pursuant to foreclosure under such pledge or hypothecation or exercise of such option or right, as the case may be; provided, however, that the Shareholder may not pledge or hypothecate or grant an option or right to purchase the Shares unless the pledge holder or option or right holder, as the case may be, agrees in writing at the time of the pledge or grant of the option or right to be bound by the Right of First Refusal as contained in this Section 8, and to cause any proposed assignee or transferee of such pledge or right of option to execute and deliver to the Company a similar writing prior to such assignment or transfer.

          (b)  MECHANICS.

               (i) Any Shareholder desiring to sell any or all of the Shares during the term of the Right of First Refusal shall given written notice to the Secretary of the Company of the Shareholder's bona fide intention to sell the shares pursuant to a bona fide written offer of a third party other than the Company (the "Proposed Purchaser"). The notice shall include a photocopy of the written offer which shall specify the identity of the Proposed Purchaser, the number of shares proposed to be sold (the "Offered Shares"), and the price and payment terms of the proposed offer to buy the Offered Shares. The payment terms of the contemplated sale to the Proposed Purchaser from the Shareholder (and of the Shareholder to the Company) must be expressed in terms of cash, cash equivalents (such as certificates of deposit, shares of stock in publicly traded companies, and the like) or a promissory note of the Proposed Purchaser payable on date(s) specified or ascertained by passage of time. The Company or its designees shall have the right and option to purchase all of the Offered Shares, at the price and on the payment terms specified in the Shareholder's notice, for a period of sixty (60) days from receipt of said notice from the Shareholder, that is, the Shareholder's notice shall constitute an irrevocable offer by the Shareholder to sell all of the Offered Shares to the Company or its designee(s) at the price and on the payment terms specified in the notice for sixty (60) days from the date of the Company's receipt of notice.

               (ii) The Company shall exercise its option by giving written notice of its election to do so (the "Exercise Notice") to the Shareholder. The Company may exercise its option as to any or all of the Offered Shares.

               (iii) The Shareholder shall deliver to the Company a share certificate representing those Offered Shares being repurchased by the Company within sixty (60) days of the Exercise Notice against payment by the Company for the account of Shareholder of the purchase price specified in the Exercise Notice.

               (iv) Any Offered Shares for which the Company and its designees fail to exercise their option as provided in this section may be sold by the Shareholder to the Proposed Purchaser within a period of ninety (90) days following the end of the Company's sixty (60)-day option period, provided that:
(A) the sale is made at the price and on the payment terms specified in the original notice from the Shareholder to the Company or not more favorable to the Proposed Purchaser; (B) the Proposed Purchaser delivers a written undertaking to the Secretary of the Company to be bound by the restrictions on Offered Shares set forth in this Section 9; and (C) the


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

Company receives an opinion of counsel reasonably satisfactory to it that the sale of the Offered Shares to be Proposed Purchaser complies with applicable federal and state corporate securities laws.

               (v) Upon receipt of the appropriate undertaking from Shareholder and Proposed Purchaser as specified in the previous paragraph, the Company shall transfer the ownership of record of the Offered Shares to the Proposed Purchaser (and reissue the applicable certificate).

               (vi) If within the ninety (90)-day period the Shareholder does not enter into an agreement for such a sale of Offered Shares to the Proposed Purchaser, which sale is consummated within thirty (30) days of the execution of the agreement, the Right of First Refusal shall be revived as to the Offered Shares, which thereupon shall not be sold or transferred unless the Shareholder first offers the Company the right and option to repurchase any and all such Offered Shares in accordance with this Section 9.

               (vii) Any transfer or proposed transfer of the Shares or any interest therein shall be null and void unless the terms and conditions of this
Section 9 are observed or are waived by action of the Company's Board of Directors.

     10.  MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

          (b) SUCCESSORS AND ASSIGNS. Except as provided above, the rights of Purchaser under this Agreement may not be assigned without the prior express written consent of the Company and any attempted assignment without such consent shall be void. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (c) ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto or referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority in interest of the Shares initially sold pursuant to this Agreement that have not been resold to the public. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company.

          (d) NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be effective five (5) days after mailed by first-class, registered or certified mail, postage prepaid, or upon delivery if delivered by hand, facsimile, telecopy, messenger or a courier delivery service, addressed to the respective parties at the


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

addresses set forth below accompanying the parties' names on the signature page to this Agreement or at such other addresses as the parties shall provide one another by notice pursuant to this section; provided, however, that notices may be sent to any Shareholder who has acquired Shares from Purchaser at the address appearing for that person on the stock records of the Company; and each Shareholder shall be deemed to have been given notice of any change in the address of the Company's principal executive office which occurs while Shareholder is a Shareholder of the Company.

          (e) CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

          (f) SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held invalid or unenforceable by any court of competent jurisdiction, then
(i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make the same valid and enforceable when applied to such particular facts and circumstances.

          (g) SECTION HEADINGS. The section headings in this Agreement are solely for convenience and shall not be considered in its interpretation.

          (h) VENUE. Any lawsuit is brought to enforce this Agreement shall be brought in Santa Clara County or Alameda County, California and the parties hereby irrevocably agree and submit to the personal and subject matter jurisdiction and venue of such court.

          (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          (j) REMEDIES. In addition to all other rights it may have under this Agreement, the Company shall have the right to enjoin any sale or other transfer of the Shares which would violate or cause a breach of the Repurchase Option, Right of First Refusal, Market Stand-Off or securities laws of the U.S. or any state. The prevailing party in any litigation or arbitration proceeding pertaining to the parties' rights and obligations under this Agreement shall be entitled to recover reasonable attorneys' fees.


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

AUTHORIZED SIGNATURES

     For the purpose of binding the parties to the above Consulting Agreement, the parties or their duly authorized representatives have signed their names on the dates indicated.

MATRIDIGM CORPORATION                  BRC HOLDINGS, INC.


By:  /s/ James T. Brady                By: /s/  P. E. Esping
   -------------------------               ----------------------------------
   James T. Brady                          P. E. Esping
   Chief Executive Officer                 Chief Executive Officer
   Dated:  10/23/96                        Dated:  10/23/96


Address:                                   Address:


MATRIDIGM CORPORATION                      BRC HOLDINGS, INC.
Attention:  Chief Executive Officer        Attention:  Chief Executive Officer
47207 Bayside Parkway                      1111 W. Mockingbird Ln., Ste. 1400
Fremont, California  94538                 Dallas, Texas  75247



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

                         DESIGNATION OF ESCROW HOLDER

     MATRIDIGM CORPORATION hereby designates Rosenblum, Parish & Isaacs, P.C. as the Escrow Holder pursuant to Section 5 of the above Stock Purchase Agreement; and Rosenblum, Parish & Isaacs, P.C., hereby accepts such appointment pursuant to the term and conditions set forth in that section.

ROSENBLUM, PARISH & ISAACS, P.C.             MATRIDIGM CORPORATION


By:       /s/ Signature Illegible            By:    /s/ James T. Brady
     ------------------------------              ----------------------------
     Member of the Firm                          Chief Executive Officer









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